UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  September 16, 2015
(Date of earliest event reported)

Mexco Energy Corporation
(Exact name of registrant as specified in its charter)

CO (State or other jurisdiction of incorporation)	0-6694 (Commission File Number)	84-0627918 (IRS Employer Identification Number)

214 W. Texas Avenue, Suite 1101 Midland, TX (Address of principal executive offices)	79701 (Zip Code)
Registrant's telephone number, including area code: 432-682-1119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

Mexco Energy Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on September 15, 2015.  At the Annual Meeting, the Company’s stockholders were requested to (i) elect five directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2016 Annual Meeting of Stockholders and (ii) ratify the Audit Committee of the Board of Directors’ selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016.  Each of these items is more fully described in the Company’s 2015 proxy statement filed with the SEC on July 23, 2015.

The final results of the matters voted upon at the Annual Meeting are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
Michael J. Banschbach	1,105,264	20,390	1,183	449,127
Kenneth L. Clayton	1,057,770	67,575	1,492	449,127
Thomas R. Craddick	1,104,611	20,743	1,483	449,127
Paul G. Hines	1,104,727	20,627	1,483	449,127
Christopher M. Schroeder	1,103,853	21,501	1,483	449,127
Nicholas C. Taylor	1,104,678	20,596	1,563	449,127

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

	Votes For	Votes Against	Votes Abstained
Grant Thornton LLP	1,542,853	15,483	17,628

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXCO ENERGY CORPORATION

Date: September 16, 2015	By:	/s/ Tammy McComic
Tammy McComic
President and Chief Financial Officer